KELLER & COMPANY, INC.
                       FINANCIAL INSTITUTION CONSULTANTS
                             555 METRO PLACE NORTH
                                   SUITE 524
                               DUBLIN, OHIO 43017
                        (614 766-1426 (614) 766-1459 FAX



September 13, 2006


Boards of Directors
Osage Bancshares, Inc.
Osage Federal Bank
239 East Main Street
Pawhuska, Oklahoma 74056

Members of the Boards:

We hereby consent to the use of our firm's name in (i) the Registration Statement on Form S-1 to be filed by Osage Bancshares, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Osage Bancshares,Inc., with the Office of Thrift Supervision, in each case as amended and supplemented. We also hereby consent to the conclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Osage Bancshares, Inc.

Sincerely,

KELLER & COMPANY, INC.



by: /s/Michael R. Keller
    -----------------------
    Michael R. Keller
    President